UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2018

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Lamperd Less Lethal Announces ATF Approvals for Importation of Firearms, Ammunition and Implements of War to the United States

Police Training Courses Continue to Fill to Capacity and Product Line Expanding Including a new 37mm Tear Gas Breaching Round

SARNIA, Ontario, Nov. 13, 2018 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has just received notification from the U.S. Department of Justice, Bureau of Alcohol, Tobacco, Firearms and Explosives that formal approval has been granted to import many of Lamperd's most important products into the United States, effective immediately. The specific approval was for an Application and Permit for Importation of Firearms, Ammunition and Implements of War (OMB No. 1140-0005).

The approval process was a long and meticulous route, started in 2017, which was sponsored and guided to successful completion by one of Lamperd's most important distributors, American Reserve Munitions (www.americanreservemunitions.com) headed by ARM's President Mike Bailey. Lamperd products were granted this approval largely because we were able to furnish extensive research data and reports from accredited institutions to fully validate the high quality, consistency, reliability and safety of our products. With the ATF importation approvals granted, Lamperd Less Lethal is in a position to supply some of the most advanced and valuable security products to the very large marketplace of the United States for the benefit of all its many law enforcement, military, corrections and other peace keeping forces.

We are also pleased to report that new product orders continue to be booked, including increasing orders for our proven Interlocking Riot Shields from police departments in the United States. One reason for these rising orders is the training program we have begun this year under the administration of our VP of Training, Chief Ed Bogats, Jr., PhD who is based in Pittsburgh, PA. These training courses are being filled to capacity by police officers, because of the high level of instruction and certification that we can provide. Attendees are also very interested in getting hands-on experience with many of the latest Lamperd products which offer advanced features not available from any other company. This training program is effectively allowing Lamperd to introduce its extensive product line to the United States in a way we have not done before and with the new ATF approvals just granted, law enforcement agencies can order Lamperd products to be shipped to them at any time. We have just completed a course for police on October 27th in Elizabeth, PA and we are preparing for another on November 16th in Royal Oak, MI.  Full details can be seen on the company website here: http://lamperdlesslethal.com/police-military-training/.

Further, our research and development programs are continuing to produce new products in direct response to expressed desires from the law enforcement community. The Extraction Shield we recently introduced is an example of this effort. The newest product we are delivering is a 37mm Tear Gas Breaching Round which has been specially designed to break through tempered glass in a way that will allow only the CS Tear Gas contents of the round to emerge on the opposite side without any harmful debris. The Lamperd 37mm Tear Gas Breaching Round will meet a need that is currently unfilled in police armories and we will be demonstrating it in our training programs beginning immediately. More information on this latest product can be found on the Lamperd website here: http://lamperdlesslethal.com/less-lethal-munitions/.

Additionally, we are continuing with the sale of some of our products for humane domestic animal and wildlife control and also addressing the ongoing issue of providing protection for the general public from active shooters in schools or other public places. One related issue we would like to clarify is the mention we made earlier in the year about the possibility of setting up a Lamperd production facility for our Pepper Blast product in the United States. Now that ATF approval has been granted to import Lamperd products directly into the United States, we have determined that it will not be necessary to incur the expense of opening another plant. For additional details and information on all of the programs and projects that Lamperd is engaged in we recommend that all investors review the previous news announcements we have made this year and our website at www.lamperdlesslethal.com. We will also be bringing out new announcements soon including a progress update on the major joint marketing program being prepared with our Middle East partner company Gokser Makine Sanayi.

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash grenades, pepper spray grenades, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Company Website: www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook:  http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: http://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: http://www.twitter.com/llli_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: November 14, 2018	By:	/s/ Barry Lamperd
Barry Lamperd
President

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